Exhibit 10.4(f)

Authorization ID: DIL528904                                                                                       FS-2700-23 (4/97)

Contact ID: BRECKENRIDGE                                                                                    OMB 0596-0082

Use Code: 161

U.S. DEPARTMENT OF AGRICULTURE

Forest Service

AMENDMENT

FOR

SPECIAL USE AUTHORIZATION

AMENDMENT NUMBER:  5

This amendment is attached to and made a part of the special use authorization (identified above) issued to Vail Summit Resorts, Inc. dba Breckenridge Ski Resort, Inc. on 12/31/1996 which is hereby amended as follows:

This amendment removes the old map dated June 11, 2002, and replaces it with a new map covering 5,702 acres, prepared by Arthur Bauer on January 30, 2006.

This Amendment is accepted subject to the conditions set forth herein, and to conditions _N/A__ to __N/A__ attached hereto and made a part of this Amendment.

                  /s/ Roger McCarthy                                          /s/ Maribeth Gustafson

                  (Holder Signature)                                            (Authorized Officer Signature)

__ROGER MCCARTHY, President ________ __MARIBETH GUSTAFSON, Forest Supervisor

                  (Holder Signature)                                                       (Name and Title)

Date:            3/10/06                                                Date:     3/10/06

According to the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number.  The valid OMB control number for this information collection is 0596-0082.

This information is needed by the Forest Service to evaluate requests to use National Forest System lands and manage those lands to protect natural resources, administer the use, and ensure public health and safety.  This information is required to obtain or retain a benefit.  The authority for that requirement is provided by the Organic Act of 1897 and the Federal Land Policy and Management Act of 1976, which authorize the Secretary of Agriculture to promulgate rules and regulations for authorizing and managing National Forest System lands.  These statutes, along with the Term Permit Act, National Forest Ski Area Permit Act, Granger-Thye Act, Mineral Leasing Act, Alaska Term Permit Act, Act of September 3, 1954, Wilderness Act, National Forest Roads and Trails Act, Act of November 16, 1973, Archaeological Resources Protection Act, and Alaska National Interest Lands Conservation Act, authorize the Secretary of Agriculture to issue authorizations for the use and occupancy of National Forest System lands.  The Secretary of Agriculture's regulations at 36 CFR Part 251, Subpart B, establish procedures for issuing those authorizations.

The Privacy Act of 1974 (5 U.S.C. 552a) and the Freedom of Information Act (5 U.S.C. 552) govern the confidentiality to be provided for information received by the Forest Service Public reporting burden for collection of information, if requested, is estimated to average 1 hour per response for annual financial information; average 1 hour per response to prepare or update operation and/or maintenance plan; average 1 hour per response for inspection reports; and an average of 1 hour for each request that may include such things as reports, logs, facility and user information, sublease information, and other similar miscellaneous information requests.  This includes the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information.